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                                  EXHIBIT 23.1

Report of Independent Accountants on Financial Statement Schedule

To the Board of Directors and Shareholders of iGate Corporation:

     Our audit of the consolidated financial statements referred to in our report dated February 4, 2003, except for Note 16 for which the date is February 26, 2003, appearing in this Annual Report on Form 10-K of iGate Corporation also included an audit of the financial statement schedule for the year ended December 31, 2002 listed in Item 15(a)(2) of this Form 10-K. In our opinion, the financial statement schedule for the year ended December 31, 2002 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. The financial statement schedules of iGate Corporation for the years ended December 31, 2001 and 2000, were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statement schedules in their report dated February 5, 2002, except with respect to the matters discussed in Notes 6 and 16, as to which the date is March 15, 2002.


/s/ PRICEWATERHOUSECOOPERS LLP

Pittsburgh, PA
February 4, 2003